SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934, AS AMENDED

December 20, 2007

AMERICAN RACING CAPITAL, INC.
(Exact Name of Registrant as Specified in Charter)

Nevada	0-29057	87-0631750
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

9880 Via Pasar, Suite A, San Diego, CA	92126
(Address of principal executive offices)	(Zip code)
(800) 230-7132
Registrant’s telephone number, including area code:

Not Applicable
(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04.	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On December 20, 2007, American Racing Capital, Inc. (the “Company”) received a letter from Gottbetter & Partners, LLP on behalf of Besser Kapital Fund, Ltd. (“Besser”) and J. Roebling Fund LP (“Roebling”), the holders of Senior Secured Convertible Notes of the Company issued on June 20, 2007 (together, the “Notes” and each, a “Besser Note” and a “Roebling Note”), whereby Besser and Roebling provided notice to the Company that the Company is in default under the Notes and the related Securities Purchase Agreement, Pledge and Escrow Agreement, Security Agreement and Guarantee, each dated as of June 20, 2007 (collectively, the “Related Agreements”). The current principal balances due on the Besser Note and the Roebling Note are $180,000 and $120,000, respectively. The Notes became due and payable on December 17, 2007. Besser and Roebling reserve all available legal rights under the Notes and the Related Agreements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2008	AMERICAN RACING CAPITAL, INC.

By: /s/ A. Robert Koveleski
Name: A. Robert Koveleski
Title: President & Chief Executive Officer